SUBLEASE AGREEMENT
                              ------------------

     THIS SUBLEASE AGREEMENT hereinafter referred to as the "Lease") is made and entered into this 1st day of April, 1996 by and between PENNSYLVANIA HOUSE, INC., as Sublessor (hereinafter referred to as "Lessor"); and RENAISSANCE DESIGNER GALLERY PRODUCTS, INC., as Sublessee, (hereinafter referred to as "Lessee").

                             Statement of Purpose
                             --------------------

     Lessor is the lessee of a building located in City of Topeka, County of Shawnee, State of Kansas that has an address of 1001 Gage Boulevard, Topeka, Kansas (the "Leased Premises"), as more particularly described in that certain Lease Agreement by and between Ralph V. Lewis and Fawna Lewis, as lessor, and Lessor, as lessee, dated October 28, 1987 (hereinafter referred to as "Underlying Lease"), which Lessor has agreed to lease to Lessee on a sublease basis. Lessor and Lessee have entered into this Lease in order to document their respective understandings and obligations concerning the subleasing of the Leased Premises.

                                  Agreement
                                  ---------

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, Lessor and Lessee hereby covenant, promise and agree with each other as follows:

     1. Description of Leased Premises. Lessor does hereby sublease and demise unto Lessee, and Lessee hereby takes and hires from Lessor, the Leased Premises, as described above, SUBJECT TO the Underlying Lease. TO HAVE AND TO HOLD the Leased Premises unto Lessee, its successors and assigns, on the terms and conditions hereinafter set forth.

     2. Lease Term. The term of this Lease shall be for the period of time commencing April 1, 1996, and expiring at midnight on December 31, 1997.

     3. Rental. Lessee agrees to pay Lessor rental for the Leased Premises in monthly installments, each installment being due and payable in advance, on or before the first (1st) day of each calendar month during the term of this Lease with the first rent due and payable on May 1, 1996. Upon the termination of this Lease, Lessee shall pay pro rata rental and any other amounts remaining unpaid by Lessee to Lessor which pro rata rental shall include rental for any days remaining under the T ease Term for which rental has not been previously paid and collected.

     For and during the term of this Lease, the minimum rental shall be FOUR THOUSAND DOLLARS ($4,000.00) per month.

     All rent payable under this Lease shall be paid, without notice or demand, both of which are expressly waived by Lessee, to Lessor at the following address: Pennsylvania House, 137 N. 10th Street, Lewisburg, PA 17837 or at such other address as the Lessor may designate from time to time, in writing. Rent and other monies due Lessor under this Lease but not paid by the tenth (10th) day of the month shall bear interest at the rate of ten percent (10%) per annum from the date same is due until paid.

     4. Security Deposit. Concurrently with Lessee's execution of this Lease, Lessee has deposited with Lessor a sum equivalent to the first month's rent. Said sum shall be held by Lessor as security. for the faithful performance by Lessee of all the terms, covenants, and conditions of this Lease to be kept and performed by Lessee during the term hereof. Lessor shall not be required to keep this security deposit separate from its general funds, and Lessee shall not be entitled to interest on such deposit. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Lessee (or, at Lessor's option to the last assignee of Lessee's interest hereunder) within ten
(10) days following expiration of the Lease term. In the event of termination of Lessor's interest in this Lease, Lessor shall transfer said deposit to Lessor's successor in interest.

     5. Taxes and Assessments. Lessee shall pay, as additional rents all real estate taxes, assessments and water rates and water charges, and other governmental levies and charges, general and special, ordinary and extraordinary, unforeseen, as well as foreseen, of any kind, which are assessed or imposed upon the Leased Premises, or any part thereof, or become payable during the term of this Lease. Lessee shall also pay all personal property taxes assessed and levied against the fixtures and property located within the Leased Premises.

     6. Additional Rent. Lessee shall pay, as additional rent, that percent of the total cost of the following items as Lessee's total floor area bears to the total floor area of the Fleming Place Office Park which is from time to time computed as of the first day of each calendar quarter:

       (a) All real estate taxes, including assessments, and all insurance costs (relating to common areas), and all costs to maintain, repair and replace common areas, parking lots, sidewalks, driveways, and other areas used in common by the tenants of the Fleming Place Office Park.

       (b) All costs to supervise and administer said common areas, parking lots, sidewalks, driveways, and other areas used in common by the tenants or occupants of the-. Fleming Place Office Park as per the Fleming Place Office Park Owners Association requirements. Said costs shall include such fees as may be paid to a third party in connection with the same.

       (c) Any parking charges, utilities surcharges, or any similar costs levied, assessed, or imposed by, or interpretations thereof, promulgated by any governmental authority in connection with the use or occupancy of the Leased Premises or the parking facilities serving the Leased Premises.

        (d) In addition Lessee shall pay its pro rata portion of the total cost of the common area maintenance of Fleming Place Office Park as Lessee's total floor area bears to the total floor area of the Fleming Place Office Park, as such costs relate to maintenance and upkeep of the environmental areas.

     7 Rental Adjustment. Upon commencement of rental, Lessor shall submit to Lessee a statement of the anticipated monthly adjustments for the period between such commencement and the following January and Lessee shall pay these adjustments on a monthly basis concurrently with the payment of the Rent. Lessee shall continue to make said monthly payments until notified by Lessor of a change thereof. By January 1 of each year, Lessor shall endeavor to give Lessee a statement showing the total adjustments for the Fleming Place Office Park for the prior calendar year and Lessee's allocable share thereof, prorated from the commencement of rental. In the event the total of the monthly payments which Lessee has made for the prior calendar year is less than the Lessee's actual share of adjustments, then Lessee shall pay the difference in a lump sum within five (5) days after receipt of such statement from Lessor and shall concurrently pay the difference in monthly payments made in the then calendar year and the amount of the monthly payments which are then calculated as monthly adjustments based on the prior year's experience. Any overpayment by Lesser shall be credited towards the monthly adjustments next coming due. The actual adjustments for the prior year shall be used for purposes of calculating the anticipated monthly adjustments for the then current year. In any year in which resurfacing is contemplated by the lessor of the Underlying Lease, Lessor shall be permitted to include the anticipated cost of same as part of the estimated monthly adjustments. Even though the term has expired and Lessee has vacated the Leased Premises, when the final determination is made of Lessee's share of said adjustments for the year in which this Lease terminates, Lessee shall immediately pay any increase due over the estimated adjustments previously paid and, conversely, any overpayment made shall be immediately rebated by Lessor to Lessee. Failure of Lessor to submit statements as called for herein shall not be deemed to be a waiver of Lessee's requirement to pay sums as herein provided.

     8. Utilities. Lessor shall not be required to furnish to Lessee any facilities or services of any kind. Lessee shall make in its own name, all applications and connections for necessary utility services on the Leased Premises. Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, telephone service, trash and garbage pick up, janitor service and fuel.

     9. Casualty Insurance. Lessee shall, at all times during the term of this Lease at its own cost and expense, insure and Keep in effect on the Leased Premises, insurance utilizing the standard fire and extended coverage endorsement in use in the State of Kansas,in an amount sufficient to cover the entire building, including additions or improvements, if any, made by Lessee during the term of this Lease. The insurance provided by Lessee shall have such coverage as required to cover the interests of both the Lessor and Lessee in an amount sufficient to pay in full all losses covered thereby. Lessee shall provide all insurance required on the personal property that Lessee moves onto the Leased Premises and any casualty insurance desired by Lessee with respect to such personal property. The insurance required in this paragraph 13 shall provide that is shall not be canceled except after sixty (60) days notice in writing to Lessor.

     10. Waiver of Liability. Lessor and Lessee each hereby releases the other, and their respective employees, agents, and every person claiming by, through, or under either of them, and Lessee hereby releases each other tenant in the office park and shopping center of which the Leased Premises are a part, and the employees and agents thereof, from any and all liability or responsibility (to the other or anyone claiming by, through, or under them by way of subrogation or otherwise) for any loss or damage to any property (real or personal) caused by fire or any other insured peril covered by any insurance policies for the benefit of any party, even if such loss or damage shall have been caused by the fault or negligence of another party, their employees or agents or such other tenant or any employee or agent thereof. All policies of insurance written to insure such buildings, improvement and contents shall contain a proper provision, by endorsement or otherwise, whereby the insurance carriers issuing the same shall acknowledge that the insured has so waived and released its right of recovery against the other party hereto and shall waive the right of subrogation which such carrier might otherwise have had against such other party, all without impairment or invalidation of such insurance. The provisions of this paragraph shall be equally binding upon and inure to the benefit of any assignee or sublessee of Lessee.

     11. Alterations and Improvements. Lessee shall make no alterations, additions or improvements in or to the Leased Premises except with the prior written consent of the Lessor. Such consent shall not be unreasonably withheld. Any alterations, additions or improvements upon the Leased Premises made by either party shall, unless Lessor elects otherwise, become the property of the Lessor and shall become and remain part of the Leased Premises and be surrendered with the property at the end of the term of this Lease. All fixtures, equipment, machinery, and furnishings installed in or attached to the Leased Premises by and at the expense of the Lessee may be removed by the Lessee at any time or from time to time during the term of this Lease, provided that their removal does not damage the property or that any damage caused by their removal is promptly repaired by Lessee at his expense, ordinary wear and tear accepted. Notwithstanding the foregoing, Lessee shall have the right to make Lessor approved modifications. Upon expiration or termination of this Lease, Lessee shall have the right to remove any improvements bearing Lessee's tradename, trademarks or logos.

     12. Maintenance and Repair. The lessor of the Underlying Lease shall be responsible for the maintenance and repair of all plumbing, heating, and electrical installation and equipment, and air conditioning equipment.
Lessee shall replace all broken glass. Lessee shall have the right to demand, in the name of the Lessor but without cost or expense to the Lessor, any repairs which are reasonable and necessary. If the lessor of the Underlying Lease refuses and neglects to begin such repairs and complete the same with reasonable diligence, Lessee may, at its option, cause such repairs to be made and bill the cost of repairs to the lessor of the Underlying Lease, for which purpose, the lessor of the Underlying Lease and its agents and employees shall have full access to the Leased Premises at reasonable times that shall minimize any interference with Lessee's business.

      13. Assignment. Subleasing and Restrictions. Lessor's written consent shall be required with respect to any assignment of this Lease or any subletting of the Leased Premises, in whole or in parts to any firm, person, entity or corporation including, but not limited to, a firm or corporation owned by and forming a part of the operations of Lessee, affiliates or subsidiaries thereof; provided, however, Lessee shall remain liable to Lessor hereunder for the remainder of the then term of this Lease in the event of the assignment of this Lease or the subletting of the Leased Premises.

     14. Public Liability Insurance. During the term of this Lease and any extension thereof, Lessee, at Lessee's expense, shall maintain comprehensive general liability insurance including contractual liability against claims for injury, wrongful death or property damage occurring upon, in or about the leased property, in companies and in form acceptable to Lesser, with minimum limits of One Million Dollars ($1,000,000.00) on account of bodily injuries to or death or more than one person as the result of one accident or disaster, and property damage insurance with minimum limits of Five Hundred Thousand Dollars ($500,000.00). The insurance shall provide that it shall not be canceled except after sixty (60) days written notice to the Lessor.

     15. Destruction of Premises. (a) If the Leased Premises shall be damaged or destroyed by fire, explosion or other casualty so as to render 50% or more of the square foot floor area of the Leased Premises untenantable or unusable for the purposes of this Lease, either Lessor or Lessee may terminate this Lease by notifying the other in writing of the exercise of such option within thirty (30) days after such damage or destruction occurs. If Lessee shall exercise its option to terminate this Lease in such event, then any unearned rental paid in advance by Lessee shall be apportioned and refunded to the Lessee, and the liability of the parties to perform covenants to be performed after the date of such termination shall cease and terminate.

     (b) In the event that Leased Premises shall be damaged or destroyed by fire or other casualty, and

     (i) Lessee, having an option to terminate this Lease pursuant to subparagraph (a) above shall not notify Lessor in writing of the exercise of such option within thirty (30) days after such damage or destruction occurs; or

     (ii) Less than 50% of the square foot floor area of the Leased Premises are rendered untenantable or unusable for the purposes of this Lease; or

     (iii) The fire or other casualty causing such damage or destruction shall not be covered and losses therefrom are not insured against;

then in any such event the lessor of the Underlying Lease shall repair, replace and restore the Leased Premises as provided in the Underlying Lease and the obligation to pay rental as defined hereunder shall cease until the Leased Premises are repaired as aforesaid, whereupon the obligations to pay rent shall resume to the same rate as before the damage.

     16. Abandonment. Lessee shall not vacate or abandon the premises at any time during the term of the Lease, or permit the same to remain unoccupied, except during restoration or repairs.

     17. Default. If Lessee fails to make payment of any rent herein reserved when due or if Lessee becomes in default under the performance of any other undertaking hereunder to be performed by it and remains in such default or no effort is made to cure such default for as many as fifteen (15) days after written notice thereof has been given by or on behalf of Lessor to Lessee, then and in any such events, Lessor, at its option may enter and resume possession of the Leased Premises and expel all persons and all property of others therefrom, and may either declare this Lease terminated, in which case it shall thereupon be immediately terminated, or may declare that this Lease shall remain in effect, in which case Lessee shall remain obligated hereunder. The rights of Lessor set forth herein shall be in addition to any other rights available to Lessor.

     18. Insolvency or Bankruptcy of Lessee. In the event (a) Lessee shall
(i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or all of a substantial part of its property, (ii) become insolvent or be generally unable to or shall generally fail or admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to, or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing, or (viii) take any action in furtherance of any of the foregoing; or

     (b) a proceeding or case shall be commenced in respect of Lessee, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clauses (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty
(60) days, or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) against Lessee, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to Lessee and shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days;

then in any such event, Lessor may terminate this Lease and all of the rights of Lessee hereunder by giving Lessee not less than ten (10) days notice in writing of the election of Lessor to terminate this Lease.

     19. Notices. Any notice or demand, required or permissible under the terms of this Lease, shall be in writing and shall be deemed given by a party upon hand delivery of such notice to the other party or upon the date three (3) business days after mailing the same in the United States mail or by national courier or express mail service, addressed to the other party at the following address or such other address as either party may direct pursuant to this notice provision

       (a) If intended for Lessor:

          PENNSYLVANIA HOUSE, INC.
          137 N. 10th Street
          Lewisburg, PA 17837
          Attn: Andy Canter

          With Copy to:

          LADD FURNITURE INC.
          One Plaza Center, Box HP 3
          High Point, NC 272611500
          Attn: William S. Creekmuir

          (b) If intended for Lessee:

               ------------------------------

               ------------------------------

               ------------------------------

               ------------------------------

     20. Binding Agreement. The covenants and agreements contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and their respective heirs, assigns, successors in interest, and legal representatives.

     21. Lessee's Right to Contest. Subject to the consent of the lessor of the Underlying Lease, Lessee shall have the right to contest by appropriate legal proceedings or otherwise in the name of Lessee, or if required, in the name of Lessee and Lessor, without cost or expense to Lessor or the lessor of the Underlying Lease, the validity or application of any law, ordinance, rule, regulation or requirement now or hereafter imposed on or in respect to the Leased Premises or the use thereof, by any federal, state, county or any other governmental authority. Lessor agrees that to the extent that Lessor can obtain the cooperation of the lessor of the Underlying Lease to execute and deliver all documents that may be reasonably necessary to permit Lessee to contest the validity or application of any such law, ordinance, rule or regulation and to fully cooperate with Lessee in connection with such proceedings.

     22. Compliance with Laws. Regulations and Ordinances. Lessee will strictly comply with all laws, regulations and ordinances, including those of an environmental nature arising out of the utilization of the Leased Premises, and with respect to all other activities by, or obligations of, Lessee under this Lease. Lessee agrees, upon reasonable and proper notice and during regular business hours, to allow inspection of the Leased Premises for purposes of ensuring that Lessee is in compliance with all applicable laws, regulations and ordinances. Lessee will promptly notify Lessor if there is any investigation, notice of violation, or claim against Lessee in any way related to its compliance with the provisions of this paragraph. Although there is hereby granted to Lessor the right to inspect the Leased Premises said right shall not create either a duty on Lessor's part to inspect the same, or any liability of Lessor for Lessee's operation, including but not limited to, work place safety or Lessee's use, storage or disposal of any chemicals, petroleum products or other substances regulated under any law. This right of inspection is necessary to assure the Lessor that the Leased Premises are being operated in compliance with laws, regulations and ordinances now in effect or hereafter created, but said right is not intended to interfere with the activities of Lessee. Nevertheless should there be any violation of this paragraph by Lessee, such violation shall be deemed a default. Notwithstanding anything to the contrary in this Lease, Lessor shall have the right to immediately terminate this Lease in the event Lessee violates any of the provisions of this Paragraph, unless Lessee can cure the default, including any remediation, within a reasonable time to the reasonable satisfaction of the Lessor.

     23. Indemnification and Lessor's Limitation of Liability. The
Lessee shall indemnify, protect and save harmless the Lessor against all liabilities, expenses and losses incurred by the Lessor as a result of (a) failure by the Lessee to perform any covenant required to be performed by the Lessee hereunder; (b) any acts and injuries or damage which shall happen in or about the Leased Premises or appurtenances, or on or under the adjoining streets, sidewalks, curbs, or vaults, or resulting from the condition, maintenance or operation thereof other than those caused by the negligence of Lessor; (c) failure of Lessee to comply with any requirements of any governmental authority; and (d) any mechanic's lien, laborer's lien, materialmen's lien or tax lien or security agreement filed against the I eased Premises, and the equipment therein, or any materials used in the construction or alteration or improvement thereon, which is the direct result ~ of Lessee's action.

     24. Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable by a court of competent jurisdiction, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      25. Construction of Lease. This Lease shall be governed by and construed in accordance with the laws of the State of Kansas. This Lease has been drafted by the joint efforts of Lessor and Lessee and shall not be construed for or against either party as a result thereof.

     26. Entire Agreement. This Lease constitutes the entire agreement between Lessor and Lessee, and neither Lessor nor Lessee shall be bound by any warranties, guaranties, representations or promises that are not specifically set forth herein, and this T ease shall not be altered, amended or modified except by written instrument executed by the parties hereto, or their respective heirs, successors and assigns.

     27. Underlying Lease. It is understood by the Lessee that all the terms, covenants and-conditions provided in the Underlying Lease (WITH THE EXCEPTION of the Option to Renew rights stated in Paragraph 8 of said Underlying Lease) are incorporated herein by reference and this Lease is subject to said Underlying Lease and no provision of this Lease shall be deemed to permit Lessee to make or consent to any use of the Leased Premises in a manner inconsistent with the terms and provisions of the Underlying Lease.

       [Remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed on the day and year first above written.


                                        LESSOR:

                                        PENNSYLVANIA HOUSE, INC.


                                        By:      [signature]
                                           ----------------------

                                        LESSEE:

                                        RENAISSANCE DESIGNER GALLERY
                                          PRODUCTS, INC.


                                        By:      [signature]
                                           ----------------------




Consent to Sublease as of the date
first written above:


By:  /s/ Ralph V. Lewis
    ----------------------
     Ralph V. Lewis

                          Addendum to Sublease
                          Dated: April 1, 1996
                             By and Between
                 Pennsylvania House, Inc., - Sublessor
       Renaissance Designer Gallery Products, Inc., - Sublessee
           For 1001 SW Gage Blvd., Topeka, Kansas - Premises


Whereas Sublessor's lease of Premises will expire on December 31, 1997, and Sublessee's lease of Premises will expire December 31, 1997, the above named lease is amended as follows:

     1)     The Lessor will become Ralph V. and Fawna Lewis;

     2) The term of the Sublease Agreement (copy attached hereto) will be extended for one (1) year, ending December 31, 1998.

The lease rate ($4,000.00 per month) and all other terms and conditions in the Sublease Agreement will prevail.


LESSOR:                              LESSEE:
Ralph V. Lewis                       Renaissance Designer Gallery
                                        Products, Inc.


By:_____________________________     By:____________________________


Fawna Lewis


By:______________________________


Notice:                              Notice:
     Ralph V. Lewis                       Mike Cooper
     c/o Associated Management            1001 SW Gage
       Services                           Topeka, KS  66604
     1111 SW Gage, Suite 100
     Topeka, KS  66604